UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2014

PCM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25790	95-4518700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 E. Mariposa Ave.

El Segundo, California  90245

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2014, Joe Hayek, President of our PCM Sales, Inc. subsidiary, notified us that he is resigning to accept a position heading up M&A and Corporate Development for a Fortune 1000 company in the Midwest that is focused primarily on industrial products used in traditional industries and the energy sector.  The opportunity builds on Joe’s experience prior to and during his tenure with PCM. We currently do not intend to replace Mr. Hayek’s position in the immediate term. We appreciate Joe’s contributions to PCM, early on as our Executive Vice President of Corporate Development and Investor Relations, and more recently as the head of our Enterprise division, and we wish him success as he pursues this new opportunity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PCM, INC.

By:	/s/ Robert I. Newton
Name:	Robert I. Newton
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated:  April 7, 2014